SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2006

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Brian Guernier has been named Senior Vice President – Acquisitions and has entered into a two-year employment contract effective May 22, 2006. Mr. Guernier’s agreement will automatically renew annually thereafter for an additional one-year term, unless either party gives 60 days’ prior written notice of its intent not to renew. Mr. Guernier’s contract provides for a minimum annual base salary at the rate of $189,000 and an incentive bonus to be determined by the Board of Directors contingent on the Company and Mr. Guernier achieving certain performance benchmarks that have yet to be determined by the Board of Directors. Mr. Guernier is also eligible to receive shares of restricted stock that vest in equal annual installments over five years. The vesting period of the restricted stock may be accelerated to as early as year three in the event that the Company and Mr. Guernier exceed certain performance thresholds to be established by the Governance and Compensation Committee and approved by the Board of Directors. Upon a termination of Mr. Guernier’s employment without cause, we would be required to pay him a severance amount equal to one year’s base salary. His contract also includes provisions restricting him from competing with us during employment and, except in certain circumstances, for a period of one year after termination of employment.

Mr. Guernier’s employment agreement provides severance benefits if his employment ends under certain circumstances following a change in control of our company. The contract generally provides that, if within 12 months from the date of a change in control (as defined below) Mr. Guernier’s employment is terminated without cause or he resigns for good reason, Mr. Guernier will be entitled to receive:

•	any accrued but unpaid salary and bonuses;

•	vesting as of his last day of employment of any unvested stock options or restricted stock previously issued to him;

•	payment of his life, health and disability insurance coverage following his termination for a period of one year; and

•	payment equal to his base salary for one year.

For purposes of Mr. Guernier’s employment agreement, “change in control” generally means any of the following events:

•	the acquisition of 50% or more of our common stock or voting stock by any person in a single transaction or series of related or unrelated transactions;

•	a merger in which our stockholders before the merger do not own at least 50% of the merged company;

•	a sale of all or substantially all of our assets in one or a series of related sales; or

•	a tender offer for our securities representing more than 50% of the outstanding voting stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment	Agreement of Brian Guernier dated May 22, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ Raymond D. Martz
Raymond D. Martz
Chief Financial Officer, Secretary and Treasurer

Dated: May 24, 2006

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